                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  February 4, 1999
                   -----------------------------------------


                          FIRST PLACE FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)


Delaware                             0-25049                      34-1880130
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(State or other jurisdiction  (Commission File Number)           (IRS Employer
  of incorporation)                                              Identification
                                                                     Number)


185 E. Market Street, Warren, OH                           44482
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including are code   (330) 373-1221
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                                      N/A
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         (Former name or former address, if changed since last report)

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Item 5  Other Events

     Second Quarter Financial Information Press Release............

Item 7 Financial Statements


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

     FIRST PLACE FINANCIAL CORP.

Date:  February 4, 1999              By:  /s/  Steven R. Lewis
       ----------------              ---------------------------
                                          Steven R. Lewis,
                                          President and CEO


                          FIRST PLACE FINANCIAL CORP.
                              185 E. Market Street
                                Warren, OH 44482

                             For Immediate Release


           First Place Financial Corp. Reports Second Quarter Results

Warren, Ohio, February 4, 1999 First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Federal Savings and Loan Association of Warren (the "Association"), reported a loss for the three months ended December 31, 1998 of $4.3 million which was primarily due to an $8.0 million contribution to the First Federal of Warren Community Foundation. Also contributing to the decline in the current period compared to the prior period, was a restructure of fixed rate borrowings that amounted to $500,000. Excluding these items, net income for the three months would have been $1.3 million. Earnings for the comparable period in the prior year were $1.2 million. Earnings per share data are not reported, as the company did not complete its stock offering until December 31, 1998 rendering the information meaningless.

Net income for the six-month period ended December 31, 1998 was ($3.1) million compared to $2.5 million in the year ago period. The change is primarily due to the contribution to the Community Foundation. The restructure of the fixed rate borrowings also contributed to the decline in net income. Excluding these items, net income for the 1998 six-month period would have been $2.6 million.

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The Company believes that the funding of the Foundation will enhance its visibility and reputation in the communities in which it operates, ultimately enhancing the long-term value of the Company. Steve Lewis, President and CEO, stated that "We were very pleased with the desire of our shareholders to allow us to establish the Foundation. The Association has long emphasized charitable involvement and the formation of the Foundation will allow that involvement to continue while allowing us to place increased emphasis on community lending and development. The first six months of fiscal year 1999 have been extremely productive and we feel that we have positioned First Place for continued growth as we look towards the new millennium."

Total assets increased from $609.4 million at June 30, 1998 to $744.2 million at December 31, 1998 while total shareholders' equity increased $98.3 million to $157.6 million at December 31, 1998 from $59.4 million at June 30, 1998. The increase in total shareholders' equity was due to the proceeds received in connection with the conversion of the Association from a federally chartered mutual association to a federally chartered stock association.

The Association is a wholly owned subsidiary of First Place Financial Corp. with eleven full-service banking facilities serving Trumbull and Mahoning Counties in Northeastern Ohio. Additional information may be found on the Company's web site: www.firstfederalofwarren.com.


Financial Statements and Exhibits:

FIRST PLACE FINANCIAL CORP.
(Unaudited)
                                                   December 31,     June 30,           %
Selected Consolidated Financial Condition Data:       1998            1998          Change
--------------------------------------------------------------------------------------------------------
(Dollars in Thousands)

Total assets                                         $744,186       $609,398         22%
Loans receivable, net                                 414,908        353,012         18%
Securities available for sale                         257,105        211,185         18%
Securities held to maturity (1)                             0         28,295         N/M
Deposits                                              422,135        435,462         -3%
Federal Home Loan Bank Advances                        34,645         44,820        -23%
Repurchase Agreements                                  44,430         60,430        -26%
Equity                                                157,616         59,357        166%


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



                                                            Three Months Ended       Six Months Ended
Selected Consolidated Operations Data:                          December 31,            December 31,
(Dollars in Thousands)                                        1998       1997       1998           1997
--------------------------------------------------------------------------------------------------------
Total interest income                                      $ 11,851   $ 10,498   $ 23,066        $20,692
Total interest expense                                        6,921      6,358     13,621         12,452
                                                           --------   --------   --------        -------
 Net interest income                                          4,930      4,140      9,445          8,240
Provison for loan losses                                        475         95        658            340
                                                           --------   --------   --------        -------
 Net interest income after provision                          4,455      4,045      8,787          7,900

Noninterest income                                              493        373        951            825
Gain (loss) on sale of securities                               (40)         0        (40)           106
Contribution to Foundation                                    8,026          0      8,026              0
Noninterest expense                                           3,425      2,538      6,325          5,187
                                                           --------   --------   --------        -------
 Income before federal income tax                            (6,543)     1,880     (4,653)         3,644

Federal income tax expense                                   (2,224)       660     (1,581)         1,158
                                                           --------   --------   --------        -------
 Net income                                                 ($4,319)  $  1,220    ($3,072)       $ 2,486
                                                           ========   ========   ========        =======

(1) Effective October 1, 1998, the company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Management reclassified all held to maturity securities to available for sale as allowed by SFAS No. 133.


Contact:  First Place Financial Corp.
     Steve Lewis, President and CEO
     Troy Adair, Investor Relations
     (330) 373-1221 Ext. 218

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